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                                                                    EXHIBIT 9(b)



                                  Armada Funds
                                  ------------

This Exhibit A, dated September 9, 1996, is that certain Exhibit A to an Administration and Accounting Services Agreement dated as of March 1, 1993 between the undersigned parties. This Exhibit A supersedes all previous forms of Exhibit A.



                                Money Market Fund
                                 Government Fund
                                  Treasury Fund
                                 Tax Exempt Fund
                                   Equity Fund
                                Fixed Income Fund
                              Ohio Tax Exempt Fund
                            National Tax Exempt Fund
                               Equity Income Fund
                              Mid Cap Regional Fund
                              Enhanced Income Fund
                           Total Return Advantage Fund
                          Pennsylvania Tax Exempt Fund
                          Intermediate Government Fund
                                    GNMA Fund
                           Pennsylvania Municipal Fund



PFPC INC.

By:    /s/ Stephen M. Wynne
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Title:  Executive Vice President
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Accepted:

ARMADA FUNDS

By:   /s/ Leigh Carter
    -------------------------------

Title: President
      -----------------------------